EXECUTION VERSION

EXHIBIT 4.1

TWELFTH AMENDMENT TO TRANSFER AGREEMENT

This TWELFTH AMENDMENT TO TRANSFER AGREEMENT, dated as of February 23, 2017 (this “Amendment”), is entered into between RFS HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware, as Transferor (the “Transferor”), and SYNCHRONY CREDIT CARD MASTER NOTE TRUST (formerly known as GE Capital Credit Card Master Note Trust, the “Buyer”), pursuant to the Transfer Agreement referred to below.

WITNESSETH:

WHEREAS Transferor and Buyer are parties to the Transfer Agreement, dated as of September 25, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, the Second Amendment to Transfer Agreement, dated as of June 17, 2004, the Third Amendment to Transfer Agreement, dated as of November 21, 2004, the Fourth Amendment to Transfer Agreement, dated as of August 31, 2006, the Fifth Amendment to Transfer Agreement, dated as of December 21, 2006, the Sixth Amendment to Transfer Agreement, dated as of May 21, 2008, and the Reassignment of Receivables in Removed Accounts, the Seventh Amendment to Transfer Agreement, dated as of December 29, 2008, the Eighth Amendment to Transfer Agreement, dated as of February 26, 2009, the Ninth Amendment to Transfer Agreement, dated March 31, 2012, the Tenth Amendment to Transfer Agreement, dated as of March 20, 2012, and the Eleventh Amendment to Transfer Agreement, dated as of March 3, 2016 (as amended, the “Transfer Agreement”);

WHEREAS Buyer and Transferor desire to amend the Transfer Agreement as set forth herein;

NOW, THEREFORE, Transferor and Buyer hereby agree as follows:

1.       Defined Terms. All terms defined in the Transfer Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

2.       Amendments to Transfer Agreement.

(a)       Section 1.1 of the Transfer Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Regulation RR” means Regulation RR (Credit Risk Retention) promulgated by the Securities and Exchange Commission to implement the credit risk retention requirements of Section 15G of the Securities Exchange Act.

“Required Seller’s Interest” means, as of any date of determination, the product of (i) 5% and (ii) the aggregate of the principal balances of all outstanding Notes other than Risk Retention Retained Notes as of such date of determination.

“Risk Retention Retained Note” means any Note that is retained by Synchrony Bank or a Wholly-owned Affiliate thereof upon initial issuance thereof and at all times thereafter and is designated as a Risk Retention Retained Note pursuant to the related Indenture Supplement.

“RR Measurement Date” is defined in Section 6.2(h).

“Securities Exchange Act” means the provisions of the Securities Exchange Act of 1934 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.

“Seller’s Interest” means, as of any date of determination, the result of (a) the Aggregate Principal Receivables as of such date of determination minus (b) the aggregate of the principal balances of all outstanding Notes as of such date of determination.

“Wholly-owned Affiliate” has the meaning specified in Rule 2 of Regulation RR.

(b)       Section 6.2 of the Transfer Agreement is hereby amended by adding the following clause (h) immediately after clause (g) thereof:

“(h)     To the extent that the sum of (i) the Seller’s Interest and (ii) amounts on deposit in the Excess Funding Account (excluding any investment earnings on deposit therein) is less than the Required Seller’s Interest as of the last day of any Monthly Period (the “RR Measurement Date”), the Transferor shall cause the Seller’s Interest to be increased to an amount such that the sum of (i) the Seller’s Interest and (ii) amounts on deposit in the Excess Funding Account (excluding any investment earnings on deposit therein) will be equal to or greater than the Required Seller’s Interest on or before the following RR Measurement Date; provided, that this clause (h) shall not be applicable if Regulation RR shall no longer be in effect; and provided, further, that failure to satisfy the foregoing covenant shall not constitute a breach of this Agreement if at the time of such failure, the securitization transaction contemplated by the Related Documents shall otherwise be in compliance with the requirements of Regulation RR.”

3.       Representations and Warranties of Transferor. Transferor hereby represents and warrants to Buyer as of the date hereof this Amendment constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

4.       Effectiveness. This Amendment shall become effective as of the date first written above; provided that (i) Buyer and Transferor shall have executed a counterpart of this Amendment, (ii) the Rating Agency Condition shall have been satisfied with respect to this Amendment and (iii) the Transferor shall have delivered an Officer’s Certificate to the Issuer certifying that the amendments set forth in Section 2 of this Amendment will not cause an Adverse Effect (as such term is defined in the Indenture).

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5.       Binding Effect; Ratification.

(a)       On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Transfer Agreement and (ii) each reference in the Transfer Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Transfer Agreement, shall mean and be a reference to such Agreement as amended hereby.

(b)       Except as expressly amended hereby, the Transfer Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

6.       Miscellaneous.

(a)       THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)       Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c)       This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

7.       No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by BNY Mellon Trust of Delaware (“BNYMTD”), not individually or personally but solely as trustee of the Buyer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Buyer is made and intended not as personal representations, undertakings and agreements by BNYMTD but is made and intended for the purpose of binding only the Buyer, (c) nothing herein contained shall be construed as creating any liability on BNYMTD, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNYMTD be personally liable for the payment of any indebtedness or expenses of the Buyer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Buyer under this Amendment or any other related documents.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

RFS HOLDING, L.L.C., Transferor

By: ____/s/ Andrew Lee______________________

Name: __Andrew Lee________________________

Title:___Vice President_______________________

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SYNCHRONY CREDIT CARD MASTER NOTE TRUST,
Buyer

By: BNY MELLON TRUST OF DELAWARE,
not in its individual capacity
but solely as Trustee on behalf of the Buyer

By: ____/s/ Kristine K. Gullo_______________________

Name:__Kristine K. Gullo__________________________

Title: __Vice President____________________________

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